UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2010

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785)  263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of  Director.

On December 27, 2010, Raymond A.D. French resigned from the Board of Directors (the “Board”) of Duckwall-ALCO Stores, Inc. (the “Company”).  The Board unanimously consented to Mr. French’s resignation. The Board has decided not to replace Mr. French at this time.

Mr. French submitted to the Company a letter announcing his resignation on December 27, 2010, effective at the close of business on that day. The Company has acknowledged and agreed to Mr. French’s resignation. A copy of this letter is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Resignation Letter from Raymond A.D. French to the Company dated December 27, 2010, furnished solely for the purpose of incorporation by reference into Items 5.02 and 7.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2010	DUCKWALL-ALCO STORES, INC. By: /s/ Wayne Peterson Wayne Peterson Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Number                      Description

99.1	Resignation Letter Agreement from Raymond A.D. French to the Company dated December 27, 2010

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